EXHIBIT 23.1

CONSENT OF BDO SEIDMAN, LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated December 21, 2004, relating to the financial statements of Medwave, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

/s/ BDO Seidman, LLP

Boston, Massachusetts
March 4, 2005